SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2013 (August 30, 2013)

LOT78, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54816	26-2940624
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

65 Alfred Road

Studio 209

London W2 5EU

Phone: 00447801480109

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LOT78, INC.

Form 8-K

Current Report

Item 1.01 Entry into Material Definitive Agreement.

On August 30, 2013, Lot78, Inc. (the “Company”) entered into an Unsecured Senior Convertible Promissory Note (the “Note”) with Banque Benedict Hentsch & Cie SA (“Banque Benedict”) for the principal sum of Three Hundred and Fifty Thousand Dollars ($350,000) plus simple interest thereon form the date of the Note until fully paid at the rate of ten percent (10%) per annum.

The Note has interest payments due and payable semi-annually, with the total principal and unpaid interest due on September 1, 2016 (the “Maturity Date”), unless the Note is converted into shares of capital stock of the Company prior to the Maturity Date in accordance with the terms and conditions set forth therein.

The preceding description of the Note is a brief summary of its terms and does not purport to be complete, and is qualified in its entirety by reference to the Note, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report on Form 8-K is hereby incorporated in Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

10.1	Unsecured Senior Convertible Promissory Note, effective August 30, 2013, by and between Lot78, Inc. and Banque Benedict Hentsch & Cie SA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOT78, INC.
Date: September 4, 2013	By:	/s/ Oliver Amhurst
Oliver Amhurst
President and Chief Executive Officer